                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549





                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)  August 15, 1995
                                                       ----------------


                     McDonald & Company Investments, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                       1-8526             34-1391950
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission        (IRS Employer
    of incorporation)                 File Number)    Identification No.)




      1400 McDonald Investment Center,  Cleveland, Ohio       44114
--------------------------------------------------------------------------------
  (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code    (216) 443-2300
                                                    -----------------------


                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.  Other Events
         ------------

  On August 15, 1995, a complaint in a lawsuit captioned STEPHANIE TUBBS JONES EX. REL. THE STATE OF OHIO AND THE COUNTY OF CUYAHOGA V. MCDONALD & CO. SECURITIES, INC., ET. AL. was filed in the Court of Common Pleas, Cuyahoga County, Ohio. The action arose out of losses allegedly incurred by Cuyahoga County's Secured Assets Fund Earnings Program ("SAFE"). The registrant's wholly owned subsidiary, McDonald & Company Securities, Inc. ("McDonald Securities"), along with six other defendants, were named in the lawsuit. The complaint alleges that, in breach of various legal duties allegedly owed to the plaintiff, McDonald Securities and/or the other defendants enabled, facilitated and/or assisted the County's investment staff to engage in unsuitable and inappropriate investment and trading activities and practices that were in violation of the County's investment policies, speculative and highly risky. According to the complaint, the investment activities engaged in by the County included the use of reverse proceeds trading, "mismatched" transactions, "pair-off" transactions, and other investment and trading strategies that significantly leveraged the SAFE Program's portfolio.

  In addition, the complaint makes allegations against McDonald Securities and another defendant arising out of their respective roles as underwriters of two issuances of approximately $377 million in tax and current revenue anticipation notes ("TANS/CRANS") during 1993 and 1994. The complaint alleges that McDonald Securities and the other defendant introduced to the County the concept of issuing TANS and CRANS and, in violation of alleged legal duties, represented that the concept was a "wise and safe course of action" that "would generate better cash flow and improved investment earnings for the County," while failing to disclose that engaging in such issuances would allegedly result in the incurrence of additional debt by and increased risk to the County.

  The complaint alleges that the defendants' actions resulted in "tens of millions of dollars" of losses to the County and its residents, and seeks to hold each of the defendants liable for an unspecified amount of compensatory and consequential damages arising out of their alleged negligence and breaches of fiduciary duties owed to the plaintiff. In addition, the plaintiff seeks to hold McDonald Securities and the other defendant that participated as an underwriter of the TANS and CRANS offerings liable for an unspecified amount of compensatory, consequential and punitive damages for violations of certain anti-fraud provisions of the Ohio Securities Act, actual and constructive fraud, and negligent misrepresentation.

  The action has only recently commenced, and no discovery has taken place. However, based on the facts known to date, the registrant believes that the plaintiff's claims against McDonald

Securities are without merit, and intends to contest vigorously the allegations in the complaint.

  On August 15, 1995, the registrant issued a press release responding to the lawsuit, a copy of which is filed as Exhibit 99 to this Report.


Item 7.  Financial Statements, Pro Forma Information and Exhibits
         --------------------------------------------------------

  The following exhibit is filed as part of this Report:

Exhibit No.             Description                     Page
-----------             -----------                     ----
99              Press release issued August 15, 1995      5

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the 19th day of September, 1995.

                                McDONALD & COMPANY INVESTMENTS, INC.
                                      (Registrant)


                                By:/s/ William B. Summers, Jr.
                                   ------------------------------------------
                                   William B. Summers, Jr.,
                                   President and Chief Executive Officer